Exhibit 10.19

IOMEGA CORPORATION

SECOND AMENDED AND RESTATED

1995 DIRECTOR STOCK OPTION PLAN

(as amended through May 25, 2004)

1. PURPOSE

The purpose of this 1995 Director Stock Option Plan (the “Plan”) of Iomega Corporation (the “Company”) is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company’s continued progress and thus to provide them with a further incentive to continue as directors of the Company.

2. ADMINISTRATION

(a) The Board of Directors, or a Committee (the “Committee”) consisting of two or more directors of the Company, shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors or the Committee, and such determination shall be final and binding upon all persons having an interest in the Plan.

(b) The Plan is intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Securities Exchange Act of 1934, as amended (“Rule 16b-3”). To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

3. PARTICIPATION IN THE PLAN

Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4. STOCK SUBJECT TO THE PLAN

(a) The maximum number of shares which may be issued under the Plan shall be 480,000 shares of the Company’s Common Stock, subject to adjustment as provided in Section 9 of the Plan.

(b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

(c) All options granted under the Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the “Code”).

(d) Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5. TERMS, CONDITIONS AND FORM OF OPTIONS

Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors or Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

(a) OPTION GRANTS. Each person who first becomes a non-employee director from and after April 22, 1997 shall be granted:

(x) an option to purchase (i) if such person first becomes a non-employee director prior to the Company’s 1998 Annual Meeting of Stockholders, 8,000 shares of Common Stock on the date that he/she is first elected to serve as such a director (“Initial Option Date”) and 2,000 shares of Common Stock on the date of the Company’s 1998 Annual Meeting of Stockholders (with such 2,000-share grant to vest in accordance with the vesting schedule contained in, and to have the same term as, the 8,000-share grant) or (ii) if such person first becomes a non-employee director at or after the Company’s 1998 Annual Meeting of Stockholders, 10,000 shares of Common Stock on the Initial Option Date; and

(y) an annual option to purchase 2,000 shares of Common Stock on each anniversary of the Initial Option Date after the full vesting of such director’s initial option grant has occurred, provided that he/she is then continuing to serve as a director. Each person who was serving as a non-employee director on April 21, 1997 shall be granted an annual option to purchase 2,000 shares of Common Stock on April 22, 1997 and on each April 22 thereafter that such person continues to serve as a director; provided that no such option will be granted to a non-employee director on a scheduled date of grant if on such scheduled date of grant the option granted to such non-employee director prior to April 22, 1997 is not fully vested.

(b) OPTION EXERCISE PRICE. The option exercise price for each option granted under the Plan after February 2, 1999 shall equal the average of the high and low selling prices of the Company’s Common Stock on the New York Stock Exchange on the date of grant of such option.

(c) TRANSFERABILITY OF OPTIONS. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by the optionee; provided, however, that any option may be transferred by a director to any member of his/her immediate family (spouse, children, parents, grandchildren, grandparents and siblings), to a trust for any such family member or as a charitable gift to any charitable organization, person or entity. Subject to the foregoing proviso, no option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during the optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(d) TERM OF OPTIONS. No option shall be exercisable after the expiration of ten (10) years from the date upon which such option is granted. Each option shall be subject to termination before its date of expiration as hereinafter provided.

(e) EXERCISE OF OPTIONS. Options shall be exercisable, on a cumulative basis, in five equal annual installments, commencing as to one-fifth of the shares on the earlier of (i) the first anniversary of the grant date or (ii) in the case of any director who is retiring from the Board of Directors at the end of his term, if the Annual Meeting of the Company for the year during which the first anniversary of the date of grant occurs is held no more than eight days prior to such anniversary date, on the date immediately prior to the date of such Annual Meeting and the remaining four annual installments on each of the four succeeding anniversaries of the grant date

(or, in each case with respect to any director who is retiring from the Board of Directors at the end of his term, on the date immediately prior to the date of the Annual Meeting of the Company for the year in which such anniversary date occurs, if, but only if, such Annual Meeting is held no more than eight days prior to the applicable_anniversary date). If the optionee ceases to be a director, his/her options or any unexercised portion thereof which was vested and exercisable on the date of termination of the director’s service shall terminate unless exercised within a period of 90 days after the date on which the director ceased to be a director, but in no event after the expiration of ten years from the grant date. Any such exercise may be made only to the extent of the number of shares subject to the option which are exercisable on the date of such termination except as otherwise provided in the case of death of disability. Notwithstanding the foregoing, if the director ceases to be a director by reason of (i) death, (ii) disability or (iii) the director’s resignation or decision not to stand for re-election at 55 or older following five years of service as a director, the period during which then vested, exercisable options may be exercised shall be two years rather than 90 days (but not after the tenth anniversary of the grant date). In addition, if a director’s service is terminated by reason of death or disability, all then unvested options shall automatically vest and become immediately exercisable in full.

(f) PAYMENT OF EXERCISE PRICE. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of the Company’s Common Stock (which, in the case of shares acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, (iii) any combination of (i) and (ii), or (iv) an irrevocable undertaking, in a form satisfactory to the Company, by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions, in a form satisfactory to the Company, by the option holder to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

(g) EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his/her legal representative, who, by reason of his/her death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

(h) MONTHLY OPTION GRANTS. At the discretion of the Board of Directors or the Committee, in lieu of any option to be granted pursuant to section 5(a) (the “Replaced Option”), the Board of Directors or the Committee may, upon request of the optionee made no later than the time of grant, provide for the granting of a series of monthly option grants over a number of months (which may range from 2 to 24) determined by the Board of Directors or the Committee. The first such monthly options shall be granted on the date on which the Replaced Option would have been granted and the subsequent monthly options will be granted on the comparable day in each successive month during the period of months over which such series shall be granted. The terms of such monthly options shall be the same as those of the options granted under Section 5(a), with the following exceptions:

(i) the number of shares subject to each monthly option in the series shall equal the number of shares which would have been covered by the Replaced Option divided by the number of monthly periods (which may range from 2 to 24) determined by the Board of Directors or the Committee (subject to adjustment to eliminate fractional shares);

(ii) the option exercise price for each such monthly option shall equal the average of the high and low selling prices of the Company’s Common Stock on the New York Stock Exchange on the date of grant of such monthly option;

(iii) all monthly options shall terminate ten years after the date of grant of the first monthly option in the applicable series (the “Initial Monthly Option”);

(iv) the vesting of each such monthly option shall be determined with reference to the date of grant of the Initial Monthly Option (and if the date of grant of a monthly option is on or after a vesting date of the Initial Monthly Option, such monthly option shall be exercisable upon grant to the same extent as the Initial Monthly Option is then exercisable);

(v) if the optionee ceases to serve as a Director prior to the date of grant of any monthly option in the applicable series:

(x) if the Director’s service is terminated by reason of death or disability, then (1) on the next scheduled monthly grant date, the Company shall grant to the Director one fully vested option for all the shares that would have been covered by the options that remained issuable under the applicable series of grants and (2) all prior monthly options shall automatically become exercisable in full; or

(y) if the Director’s service is terminated other than by reason of death or disability, then (1) no further monthly grants shall be made and (2) the vesting of all previously granted monthly options shall be accelerated (on a pro rata basis) such that the number of shares for which such monthly options are exercisable as of such termination of service is equal to the number of shares for which the Replaced Option would have been exercisable as of such termination of service; and

(vi) in the event of a Change of Control, (x) the Company shall, immediately prior to such Change of Control, grant to the Director an option for all the shares that would have been covered by the Monthly Options that remained issuable under the applicable series of grants and (y) the vesting of all Monthly Options shall be accelerated to the extent required so that the Director is entitled to purchase, in total, the number of shares he or she would have been vested in, pursuant to Section 10 (“Change of Control”), had the Replaced Option been granted in accordance with Section 5(a).

6. ASSIGNMENTS

The rights and benefits under the Plan may not be assigned except as provided in subsections (c) and (g) of Section 5.

7. TIME FOR GRANTING OPTIONS

All options for shares subject to the Plan shall be granted, if at all, not later than ten (10) years after the approval of the Plan by the Company’s stockholders.

8. LIMITATION OF RIGHTS

(a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

(b) NO STOCKHOLDER’S RIGHTS AS OPTION HOLDERS. An optionee shall have no rights as a stockholder with respect to the shares covered by such person’s options until the date of the issuance to such person of a stock certificate therefor. Except as provided in Section 9 below, no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

(c) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition to, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction or such condition shall have been effected or obtained on conditions acceptable to the Board of Directors.

9. CHANGES IN COMMON STOCK

If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or if additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution or transaction with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall automatically be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan, (iii) the number and kind of shares or other securities subject to options to be granted under Section 5 of the Plan, and (iv) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

Effective as of July 17, 2003, in the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, and (ii) the number and class of security and exercise price per share subject to each outstanding Option, shall be appropriately adjusted by Iomega (or substituted Awards may be made, if applicable). Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. If this paragraph of Section 9 applies and Section 10 also applies to any event, Section 10 shall be applicable to such event, and this shall not be applicable. Any adjustment required to be made under this paragraph of Section 9 with respect to any event that occurred on or after July 17, 2003 and prior to the date of stockholder approval of this paragraph of Section 9, shall be made effective as of the first business day following the day of stockholder approval.

10. CHANGE OF CONTROL

In the event of a Change of Control, one-half of the outstanding options granted under the Plan which are not, by their terms, then exercisable, shall become immediately exercisable. All options which are not exercised at or prior to the occurrence of the Change of Control shall terminate immediately upon consummation of the Change of Control. A Change of Control will occur if and when any of the following events occurs or the Company enters into an agreement with respect to any of such events: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the acquisition of “beneficial ownership” (as defined in rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

11. AMENDMENT OF THE PLAN

The Board of Directors or Committee may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. Notwithstanding the foregoing, with respect to any option issued or issuable in accordance with Section 5(h), the Board shall not suspend, discontinue, revise or amend the Plan or any outstanding option in a manner which materially and adversely affects the rights of a director under Section 5(h) without the consent of the affected director.

12. NOTICE

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

13. GOVERNING LAW

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

Approved by the Board of Directors – January 26, 1995

Approved by the Shareholders – April 25, 1995

Amended by Board of Directors – February 2, 1999

Amended by Shareholders – May 25, 2004